                                                                     EXHIBIT 3.2




                                  THIRD AMENDED
                                       AND
                                    RESTATED

                                    BYLAWS OF

                                BIG O TIRES, INC.

                              A NEVADA CORPORATION



                             DATE: DECEMBER 5, 1995

                                TABLE OF CONTENTS



OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.01.       Location of Offices . . . . . . . . . . . . . . . . . 1
     Section 1.02.       Principal office and Resident Agent . . . . . . . . . 1

STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 2.01.       Annual Meeting. . . . . . . . . . . . . . . . . . . . 1
     Section 2.02.       Special Meetings. . . . . . . . . . . . . . . . . . . 1
     Section 2.03.       Place of Meetings . . . . . . . . . . . . . . . . . . 1
     Section 2.04.       Notice of Meetings. . . . . . . . . . . . . . . . . . 2
     Section 2.05.       Waiver of Notice. . . . . . . . . . . . . . . . . . . 2
     Section 2.06.       Fixing Record Date. . . . . . . . . . . . . . . . . . 2
     Section 2.07.       Quorum. . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.08.       Voting. . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.09.       Proxies . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.10.       Stockholder Action. . . . . . . . . . . . . . . . . . 4
     Section 2.11.       Conduct of Meetings . . . . . . . . . . . . . . . . . 4
     Section 2.12.       Presentation of Business at Stockholders Meetings . . 5
     Section 2.13.       Nominations of Persons for Election to the Board of
          Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.14.       Advisory Stockholder Votes. . . . . . . . . . . . . . 7

BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.01.       General Powers. . . . . . . . . . . . . . . . . . . . 7
     Section 3.02.       Number, Class and Term. . . . . . . . . . . . . . . . 7
     Section 3.03.       Vacancies and Newly Created Directorships . . . . . . 8
     Section 3.04.       Removal . . . . . . . . . . . . . . . . . . . . . . . 8
     Section 3.05.       Regular Meetings. . . . . . . . . . . . . . . . . . . 8
     Section 3.06.       Special Meetings. . . . . . . . . . . . . . . . . . . 8
     Section 3.07.       Meetings by Telephone Conference Call . . . . . . . . 9
     Section 3.08.       Quorum and Majority of Acting . . . . . . . . . . . . 9
     Section 3.09.       Executive Committee . . . . . . . . . . . . . . . . .10
     Section 3.10.       Other Committees. . . . . . . . . . . . . . . . . . .10
     Section 3.11.       Compensation. . . . . . . . . . . . . . . . . . . . .10
     Section 3.12.       Notice. . . . . . . . . . . . . . . . . . . . . . . .11
     Section 3.13.       Waiver of Notice, Ratification and Approval . . . . .11

OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 4.01.       Number. . . . . . . . . . . . . . . . . . . . . . . .12

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     Section 4.02        Election Term of Office and Qualifications. . . . . .12
     Section 4.03.       Subordinate Officers. . . . . . . . . . . . . . . . .12
     Section 4.04.       Salaries. . . . . . . . . . . . . . . . . . . . . . .12
     Section 4.05.       Removal . . . . . . . . . . . . . . . . . . . . . . .12
     Section 4.06.       Resignations. . . . . . . . . . . . . . . . . . . . .13
     Section 4.07.       Vacancies and Newly Created Offices . . . . . . . . .13
     Section 4.08.       The Chairman of the Board . . . . . . . . . . . . . .13
     Section 4.09.       The Vice Chairman of the Board. . . . . . . . . . . .13
     Section 4.10.       The President . . . . . . . . . . . . . . . . . . . .13
     Section 4.11.       The Vice-Presidents . . . . . . . . . . . . . . . . .14
     Section 4.12.       The Secretary . . . . . . . . . . . . . . . . . . . .14
     Section 4.13.       The Treasurer . . . . . . . . . . . . . . . . . . . .15

CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 5.01.       Stock Certificates. . . . . . . . . . . . . . . . . .16
     Section 5.02.       Maintenance of Stock Book . . . . . . . . . . . . . .17
     Section 5.03.       Lost or Destroyed Certificates. . . . . . . . . . . .17
     Section 5.04.       Transfer of Stock . . . . . . . . . . . . . . . . . .17
     Section 5.05.       Registered Stockholders . . . . . . . . . . . . . . .17

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 6.01.       Indemnification for Third Party Actions . . . . . . .18
     Section 6.02.       Indemnification for Actions by or in the Right of the
          Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 6.03.       Determination . . . . . . . . . . . . . . . . . . . .19
     Section 6.04.       Advances. . . . . . . . . . . . . . . . . . . . . . .19
     Section 6.05        General Indemnification . . . . . . . . . . . . . . .19

CONTRACTS, LOANS, CHECKS AND DEPOSITS. . . . . . . . . . . . . . . . . . . . .20
     Section 7.01.       Contracts . . . . . . . . . . . . . . . . . . . . . .20
     Section 7.02.       Loans . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 7.03.       Deposits. . . . . . . . . . . . . . . . . . . . . . .20
     Section 7.04.       Checks Drafts, Etc. . . . . . . . . . . . . . . . . .20

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 8.01.       Dividends . . . . . . . . . . . . . . . . . . . . . .21
     Section 8.02.       Fiscal Year . . . . . . . . . . . . . . . . . . . . .21
     Section 8.03.       Corporate Seal. . . . . . . . . . . . . . . . . . . .21
     Section 8.04.       Amendments. . . . . . . . . . . . . . . . . . . . . .21

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

                                 SECOND AMENDED
                                       AND
                                    RESTATED

                                    BYLAWS OF
                                BIG O TIRES. INC.

                                    ARTICLE I

                                     OFFICES


     SECTION 1.01.       LOCATION OF OFFICES.   The Corporation may maintain
such offices, within or without the State of Nevada, as the Board of Directors may from time to time designate.

     SECTION 1.02.       PRINCIPAL OFFICE AND RESIDENT AGENT.   The address  of
the principal office of the Corporation, and the resident agent located at such address, shall be The Corporation Trust Company of Nevada, One First East Street, Reno, Nevada 89501, and said address may be changed by the Board of Directors at any time pursuant to the laws of the State of Nevada.

                                   ARTICLE II

                                  STOCKHOLDERS


     SECTION 2.01.       ANNUAL MEETING.     The annual meeting of the
stockholders shall be held in each fiscal year of the Corporation on such date and at such time as are established by a resolution adopted by the Board of Directors. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

     SECTION 2.02.       SPECIAL MEETINGS.   Special meetings of the
stockholders may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, or by a majority of the Board of Directors, or in their absence or disability, by the Executive Vice President.

     SECTION 2.03. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board
of Directors.   A waiver of notice signed by all stockholders entitled to vote at a meeting
may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting.

     SECTION 2.04. NOTICE OF MEETINGS. Notices of both annual and special meetings shall be in writing and signed by the Chairman of the Board, Vice Chairman of the Board, the President or Executive Vice-President, or the Secretary, or an assistant Secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place where, it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. In the event a stockholder transfers his stock after delivery or mailing of the notice by the Corporation and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting upon the transferee .

     SECTION 2.05. WAIVER OF NOTICE. Any stockholder may waive notice of any meeting of stockholders by signing a written waiver of notice either before or after the meeting. Consent by all the persons entitled to vote at a stockholder's meeting, either by: (a) a writing on the records of the meeting or filed with the Secretary; or (b) presence at such meeting and oral consent entered on the minutes; or (c) taking part in the deliberations at such meeting without objection, shall constitute waiver of all defects of call or notice.

      SECTION 2.06.      FIXING RECORD DATE.   For the purpose of determining
stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed but not for a period exceeding sixty (60) days prior to such meeting or payment.

    In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

    If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 2.07. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.08. VOTING. Every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Corporation. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. For example, directors shall be elected by a plurality of the votes cast.

     SECTION 2.09. PROXIES. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.

     No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution.

     Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

     SECTION 2.10. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing or otherwise.

     SECTION 2.11.       CONDUCT OF MEETINGS.

          (a) GENERAL. The chairman of the annual or any special meeting of the stockholders shall be the Chairman of the Board, if there is one, or, of there is not one or in his absence, the Vice Chairman of the Board, if there is one, or, if there is not one or in his absence, the President, or, if there is not one or in his absence, any person designated by a majority of the directors present, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

          (b) INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternative inspectors to replace any inspector who fails to act. If no inspector or alternative is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, and (iv) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction upon application by a shareholder shall determine otherwise.

     In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with applicable law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

          (c) RULES OF CONDUCT. Meetings of shareholders shall be conducted in accordance with the following rules:

     (i) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the chairman shall so sate and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

     (ii) The chairman shall have the power and duty to determine whether a nomination of a director candidate or any other business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective nomination or proposal shall be disregarded.

     (iii) If disorder should arise that prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting and upon his so doing the meeting is immediately adjourned.

     (iv) The chairman may ask or require that anyone who is not a bona fide shareholder or proxy leave the meeting.

     SECTION 2.12.       PRESENTATION OF BUSINESS AT STOCKHOLDERS MEETINGS.

     (a) ANNUAL MEETINGS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.12, provided, however, that nothing in this Section 2.12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedure.

     (b) SPECIAL MEETINGS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting or as otherwise required by law.

          SECTION 2.13. NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 2.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the proposed nominee's written consent to be named in the proxy statement and to serve if elected); and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

     SECTION 2.14. ADVISORY STOCKHOLDER VOTES. In order for the stockholders to adopt or approve any proposals submitted to them for the purpose of requesting the Board of Directors to take specified action, a majority of the outstanding stock of the Corporation entitled to vote thereon must be voted in favor of the proposal.

                                   ARTICLE III

                               BOARD OF DIRECTORS


     SECTION 3.01.       GENERAL POWERS.    The  business  of  the
Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Without limiting the generality of the foregoing, the directors of the Corporation are hereby authorized to own, manage and engage in businesses similar to that of the Corporation.

     SECTION 3.02. NUMBER, CLASS AND TERM. The number of directors which shall constitute the Board of Directors of the Company may vary from five to


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

fifteen as prescribed by a resolution adopted by the Board of Directors of the Company. The Board of Directors shall be divided into four classes, Class I, Class II, Class III and Class IV.

     (a) CLASS I, II AND III DIRECTORS. As to the Class I, II and III directors, each class shall be as nearly equal in number as possible and each class shall have such number of directors so that at least one-fourth of the total number of directors is elected at each annual meeting of shareholders. The term of Class I Directors first chosen shall expire at the first annual meeting of shareholders after their election, the term of Class II Directors first chosen shall expire at the second annual meeting of shareholders after their election, and the term of Class III Directors first chosen shall expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after such classification, the class of directors whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders.

     (b) CLASS IV DIRECTORS. The Class IV directors shall be elected at each annual meeting of shareholders, to serve until the next succeeding annual meeting of shareholders.

     Each director shall hold office until his or her successor shall be elected and shall qualify.

     SECTION 3.03. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the Board of Directors, effective at a future date, a majority of the Board of Directors shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

     SECTION 3.04. REMOVAL. Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

     SECTION 3.05. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.


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

     SECTION 3.06.       SPECIAL MEETINGS.   Special meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board, the Vice Chairman of the Board, the President or any two directors.

     SECTION 3.07. MEETINGS BY TELEPHONE CONFERENCE CALL. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of such board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting in such a manner constitutes presence in person at such meeting.
 Each person participating in the meeting shall sign the minutes thereof.
The minutes may be signed in counterparts.

     SECTION 3.08. QUORUM AND MAJORITY OF ACTING. Except as contemplated and provided in the second and third paragraphs of this Section 3.08, a majority of the Board of Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Articles of Incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors entitled to vote with respect to the subject matter thereof.

     "No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

     "(a) The fact of the common directorship, office or financial interest is disclosed or known to the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

     "(b) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

     "(c) The fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the Board of Directors of the Corporation for action.

     "(d) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

     "Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction."

     SECTION 3.09. EXECUTIVE COMMITTEE. The Board of Directors may by resolution of a majority of its members designate two or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. The designation of an Executive Committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon him or it by law. The Executive committee shall act only upon unanimous vote.

     SECTION 3.10. OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

     SECTION 3.11. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 3.12. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, or mailed postage prepaid to the directors at their business addresses, or by facsimile or telegram. Notice by mail shall be deemed to be given when deposited in the United States mail so addressed, with postage thereon prepaid.

     SECTION 3.13. WAIVER OF NOTICE, RATIFICATION AND APPROVAL. Any director may waive notice of any meeting in writing, whether before or after the time stated therein. Whenever all directors entitled to vote at any meeting consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings.

                                   ARTICLE IV

                                    OFFICERS



     SECTION 4.01. NUMBER. The officers of the Corporation shall be the Chairman of the Board, the Vice Chairman of the Board, the President, one or more Vice Presidents, Secretary, Treasurer and such other officers as may be appointed by the Board of Directors. Any person may hold two or more offices.

     SECTION 4.02 ELECTION TERM OF OFFICE AND QUALIFICATIONS. The officers shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. In the event of failure to choose officers at such annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successors shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these Bylaws. The Chairman of the Board and/or Vice Chairman of the Board, if any, shall be and remain as director(s) of the Corporation during the term of his or their office. No other officer need be a director.

     SECTION 4.03. SUBORDINATE OFFICERS. The Board of Directors may appoint assistant secretaries, assistant treasurers, and such other officers and agents as it shall deem necessary, each of whom shall have such title, hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective titles, terms of office, authorities and duties. Subordinate officers need not be stockholders or directors.

     SECTION 4.04. SALARIES. The salaries or other compensation of the officers and agents of the Corporation shall be fixed by the Board of Directors except that the Board may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with Section 4.03 hereof.

     SECTION 4.05. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed by any officer upon whom such power of removal shall have been conferred by the Board.

     SECTION 4.06. RESIGNATIONS. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     SECTION 4.07. VACANCIES AND NEWLY CREATED OFFICES. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or any other cause, or if a new office shall be created, then such vacancies or newly-created offices may be filled by the Board of Directors at any regular or special meeting.

     SECTION 4.08. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be such an officer, shall have the following powers and duties:

          (a)  He shall preside at all stockholders meetings.

          (b)  He shall preside at all meetings of the Board of Directors.

          (c)  He shall be a member of the Executive Committee, if any.

          (d) He shall be an executive officer of the Corporation, and, subject to the directions of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents.

     SECTION 4.09. THE VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if there be such an officer, shall have the following powers and duties if no Chairman of the Board has been chosen or if such officer is absent or disabled:

     (a)  He shall preside at all shareholders meetings.

     (b)  He shall preside at all meetings of the Board of Directors.

     (c)  He shall be a member of the Executive Committee, if any.

     (d) He shall be an executive officer of the Corporation, and, subject to the directions of the Board of Directors, shall have general charge of the business, officers and property of the Corporation and general supervision over its officers, employees and agents.

     SECTION 4.10. THE PRESIDENT. The President shall have the following powers and duties:

     (a) He shall be an executive officer of the Corporation, and, subject to the directions of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents.

     (b) If no Chairman of the Board and/or Vice Chairman of the Board has been chosen, or if such officer(s) is(are) absent or disabled, he shall preside at meetings of the stockholders and Board of Directors.

     (c)  He shall be a member of the Executive Committee, if any.

     (d) He shall be empowered to sign certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors .

     (e) He shall have all powers and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 4.11. THE VICE-PRESIDENTS. The Board of Directors shall, from time to time, designate and elect one or more Vice Presidents, one or more of whom may be designated to serve as Executive Vice-President or Senior Vice-President. Each Vice-President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request or in the absence or disability of the President, the Executive Vice-President or, in the absence or disability of the Executive Vice-President, the Vice-President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President, as Senior Vice-President, may perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     SECTION 4.12. THE SECRETARY. The Secretary shall have the following powers and duties:

     (a) He shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

     (b) He shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute.

     (c) He shall be the custodian of the records and of the seal of the Corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he may attest the same.

     (d) He shall see that the books, reports, statements, certificates and other documents and records required by statute are properly kept and filed.

     (e) He shall have charge of the stock books of the Corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the Corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, upon application, the original or duplicate stock register. He shall cause the stock book referred to in Section 5.02 hereof to be kept and exhibited at the principal business office of the Corporation in the manner and for the purpose provided in Section 5.02.

     (f) He shall be empowered to sign certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

     (g) He shall perform in general all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     SECTION 4.13. THE TREASURER. The Treasurer shall have the following powers and duties:

     (a) He shall have charge and supervision over and be responsible for the monies, securities, receipts and disbursements of the Corporation.

     (b) He shall cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with Section
          7.03 hereof.

     (c) He shall cause the monies of the Corporation to be disbursed by checks or drafts (signed as provided in Section 7. 04 hereof) drawn upon the authorized depositories of the corporation, and cause to be taken and preserved proper vouchers for all monies disbursed.

     (d) He shall render to the Board of Directors or the Office of Chief Executive, whenever requested, a statement of the financial condition of the Corporation and of all of his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

     (e) He shall cause to be kept correct books of account of all the business and transactions of the Corporation and exhibit such books to any directors upon request during business hours.

     (f) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation.

     (g) He shall perform in general all duties incident to the office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

                                    ARTICLE V

                                  CAPITAL STOCK


     SECTION 5.01. STOCK CERTIFICATES. Every stockholder shall be entitled to have a certificate, signed by the President or a Vice-President, if one shall be appointed, and the Secretary or an assistant Secretary, if one shall be appointed, certifying the number of shares owned by him in the
Corporation.   When the Corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face of back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the Corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

    Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Corporation.

     SECTION 5.02. MAINTENANCE OF STOCK BOOK. A statement shall be kept at the principal place of business of the Corporation setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

     SECTION 5.03. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 5.04.       TRANSFER OF STOCK.  Upon surrender to the
Corporation or transfer agent designated by resolution of the Board of Directors of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5.05. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

                                   ARTICLE VI

                                 INDEMNIFICATION


     SECTION 6.01. INDEMNIFICATION FOR THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be in the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     SECTION 6.02. INDEMNIFICATION FOR ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that upon application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     SECTION 6.03. DETERMINATION. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 and 6.02 hereof, or in defense of any claim, issue or matter therein, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under Sections 6.01 or 6.02 hereof, unless ordered by a court or advanced pursuant to Section 6.04 hereof, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either (1) by the stockholders, or (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, or (3) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     SECTION 6.04. ADVANCES. Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this
Section 6.04 do not affect any rights to advancement of expenses to which the Corporation's personnel other than directors or officers may be entitled under any contract or otherwise by law.

     SECTION 6.05 GENERAL INDEMNIFICATION. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to
Article VI: (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 6.02 or for the advancement of expenses made pursuant to
Section 6.04, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action and (2) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


     SECTION 7.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to execute and deliver any contract or other instrument in the name and on behalf of the Corporation; any such authorization may be general or confined to specific instances.

     SECTION 7.02. LOANS. No loans shall be contracted on behalf of the Corporation, no evidence of indebtedness shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, transferred or conveyed as security for the payment of any indebtedness or liability of the Corporation, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 7.03. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other depositories as the directors may select.

     SECTION 7.04. CHECKS DRAFTS, ETC. All checks, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officer, agent or agents of the Corporation and in such manner as the Board of Directors may from time to time designate.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


     SECTION 8.01. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions, if any, of any statute or of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 8.02. FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December in each year.

     SECTION 8.03. CORPORATE SEAL. The Corporation shall have the power to adopt and use a common seal, or stamp, and alter the same at its pleasure.

     SECTION 8.04.       AMENDMENTS.   These Bylaws may be altered, amended
or repealed and new Bylaws may be adopted by the Board of Directors; provided however, that any alteration, amendment or repeal of Article VI of these Bylaws shall only be effective on the actual date such alteration, amendment or repeal is actually adopted and shall only have prospective effect and shall not apply to or effect persons, actions and matters occurring or in place prior to such effective date.

    I, THE UNDERSIGNED, being the Secretary of Big O Tires, Inc. DO HEREBY CERTIFY the foregoing to be the Amended and Restated Bylaws of said Corporation, as adopted at Regular Meetings of the Board of Directors of said Corporation held on the 5th day of December 1995, to be effective on the specific dates of each amendment.

                              ____________________________________
                              Secretary


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